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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1992 Director Stock Option Plan, the 1994 Employee Stock Purchase Plan and the 1995 Stock Option Plan of Xircom, Inc. of our report dated October 19, 1998, with respect to the consolidated financial statements and schedule of Xircom, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP

Woodland Hills, California
April 20, 1999